EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Prices $301.4 Million Debut CLO

NEW YORK, Aug. 26, 2019 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the “Company”) (NASDAQ: PFLT) (TASE: PFLT) today announced that its indirect, wholly-owned and consolidated subsidiary, PennantPark CLO I, Ltd. has priced a four year reinvestment period, twelve-year final maturity $301.4 million debt securitization in the form of a collateralized loan obligation (“CLO”). The debt issued in the CLO (the “Debt”) is structured in the following manner:

Class	Par Amount ($ in millions)	% of Capital Structure	Coupon	Expected Rating (S&P / Fitch)	Issuance Price
A-1 Note	$78.5	26.0%	3 Mo LIBOR + 1.80%	AAA / AAA	100.00%
A-1 Loan	$77.5	25.7%	3 Mo. LIBOR+ 1.80%	AAA/AAA	100.00%
A-2 Fixed	$15.0	5.0%	3.66%	AAA / NR	100.00%
B-1 Float	$14.0	4.6%	3 Mo LIBOR + 2.90%	AA / NR	100.00%
B-2 Fixed	$16.0	5.3%	4.27%	AA / NR	100.00%
C-1 Float	$19.0	6.3%	3 Mo LIBOR + 4.00%	A / NR	100.00%
C-2 Fixed	$8.0	2.7%	5.38%	A / NR	100.00%
D	$18.0	6.0%	3 Mo LIBOR + 4.75%	BBB- / NR	96.79%
Sub Notes	$55.4	18.4%		NR	NA

Totals	$301.4	100.0%

The Company will retain all of the Class D Notes and Subordinated Notes through a consolidated subsidiary. The reinvestment period for the term debt securitization ends in October 2023 and the Debt is scheduled to mature in October 2031. The term debt securitization is expected to be approximately 95% funded at close. The proceeds from the Debt will be used to repay a portion of the Company’s $520 million secured credit facility.

The notes offered as part of the term debt securitization have not been and will not be registered under the Securities Act of 1933, as amended, or the Securities Act, or any state “blue sky” laws, and may not be offered or sold in the United States absent registration under Section 5 of the Securities Act or an applicable exemption from such registration requirements. CLOs are a form of secured financing incurred by the Company, which are consolidated by the Company and subject to the Company’s overall asset coverage requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.
PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC
PennantPark Investment Advisers, LLC is a leading middle market credit platform, which today has more than $3.2 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com